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                                                               EXHIBIT 21


                    NATIONAL STEEL CORPORATION SUBSIDIARIES
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                                              JURISDICTION      PERCENTAGE
                                                   OF          OUTSTANDING
          NAME                                INCORPORATION    STOCK OWNED
          ----                                -------------    ------------
American Steel Corporation                      Michigan            100%
Delray Connecting Railroad                      Michigan            100%
D. W. Pipeline Company                          Michigan            100%
Fayette Land Company                            Delaware            100%
Granite City Steel Company                      Illinois            100%
Granite Intake Corporation                      Delaware            100%
Granite Office Building Corporation             Illinois            100%
Great Lakes Steel Corporation                   Delaware            100%
The Hanna Furnace Corporation                   New York            100%
Hanna Ore Mining Company                        Minnesota           100%
Liberty Pipe and Tube, Inc.                     Texas               100%
Mathies Coal Company                            Pennsylvania      86.67%
Mid-Coast Minerals Corporation                  Delaware            100%
Midwest Steel Corporation                       Pennsylvania        100%
Natcoal, Inc.                                   Delaware            100%
National Acquisition Corporation                Delaware            100%
National Caster Acquisition Corporation         Delaware            100%
National Caster Operating Corporation           Delaware            100%
National Casting Corporation                    Delaware            100%
National Coal Mining Company                    Delaware            100%
National Coating Limited                        Delaware            100%
National Coating Line Corporation               Delaware            100%
National Materials Procurement Corporation      Illinois            100%
National Mines Corporation                      Pennsylvania        100%
National Ontario Corporation                    Delaware            100%
National Ontario II, Limited                    Delaware            100%
National Pickle Line Corporation                Delaware            100%
National Steel Funding Corporation              Delaware            100%
National Steel Pellet Company                   Delaware            100%
Natland Corporation                             Delaware            100%
NS Land Company                                 New Jersey          100%
NSC Realty Corporation                          Delaware            100%
NSL, Inc.                                       Delaware            100%
Peter White Coal Mining Company                 West Virginia       100%
Puritan Mining Company                          Michigan            100%
Rostraver Corporation                           Delaware            100%
Skar-Ore Steamship Corporation                  Delaware            100%
The Teal Lake Iron Mining Company               Michigan            100%
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